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                                                                      Exhibit 2b


                            CERTIFICATE OF AMENDMENT

                                       TO

                                     BY-LAWS

                                       OF

                       MITCHELL HUTCHINS SECURITIES TRUST

     The undersigned, being Vice President and Secretary of Mitchell Hutchins Securities Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the By-Laws of the Trust dated December 23, 1999 in the manner provided in such By-Laws of the Trust, at meetings held on May 9, 2001 and September 20, 2001:

          RESOLVED, that the By-Laws dated December 23, 1999 be, and they hereby are, amended to change the name of the Trust from "Mitchell Hutchins Securities Trust" to "Brinson Securities Trust" in the following manner:

          The first paragraph of the By-Laws is hereby amended to read as follows:

          "These By-laws of Brinson Securities Trust (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of December 23, 1999, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.

     and be it further

          RESOLVED, that the By-Laws dated December 23, 1999 be, and they hereby are, amended by replacing Article II, Section 3 to read as follows:

          "Retirement of Trustees:  Each Trustee who has attained the age of
           ----------------------
     seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."

Dated: October 26, 2001

                                        By:    /s/ Amy R. Doberman
                                               ----------------------------
                                        Name:  Amy R. Doberman
                                        Title: Vice President and Secretary


New York, New York (ss)

On this 26th day of October, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.



                                             /s/ Evelyn DeSimone
                                        ------------------------------------
                                                 Notary Public